Exhibit 99
PRESS RELEASE

Call Now, Inc.
10803 Gulfdale
Suite 222
San Antonio, TX 78216-3634

FOR IMMEDIATE RELEASE

CALL NOW, INC.  ANNOUNCES MANAGEMENT CHANGES.

November 29, 2001.   Call Now, Inc. (OTCBB:  CNOW) announced today that
William M. Allen has retired as Chairman and Chief Executive Officer and
Robert C. Buffkin has retired as President and Director.

Christopher J. Hall and Thomas R. Johnson have been elected as directors and
Mr. Johnson has been elected as President and Chief Executive Officer.  Bryan
Brown and William Allen continue as directors.

Mr. Allen has signed a three year consulting agreement with the Company.  Mr.
Buffkin has purchased the Company's Andice Development Co. subsidiary which owns vacant land in Georgetown, Texas.

Mr. Allen has agreed to sell a portion of his Call Now stock to Mr. Hall who will become the largest individual shareholder while Mr. Allen remains the second largest shareholder.

In announcing these changes Mr. Allen stated:

Call Now has enjoyed an excellent relationship with Chris Hall since we first worked with him in connection with our interests in Retama Park Racetrack.  I am confident that Chris and Tom Johnson will bring a new energy into our operations and prospects.  I am pleased that Chris and Tom have made this commitment to Call Now and this will enable Bob Buffkin and I to withdraw from day-to-day operations with confidence in the future.

Upon accepting his new positions with Call Now, Thomas R. Johnson said:

I would first like to express my sincere gratitude to Mr. Allen and Mr.
Buffkin for the valuable talents they have devoted to Call Now, and I look forward to realizing the continued benefit of Mr. Allen's experience through his new role with the Company.

Through our extensive involvement with Call Now stemming from our interests in
Retama Park Racetrack, I believe that the appointment of Chris Hall and I to our new positions with Call Now represents a natural progression of our relationship with the Company.  I look forward to successfully meeting the challenges and pursuing the opportunities that are available to Call Now.